UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2024

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

880 Harbour Way South, Suite 600, Richmond, California 94804
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.001 par value per share	SPWR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Peter Faricy as Chief Executive Officer, Principal Executive Officer and Director

On February 26, 2024, the Board of Directors (the “Board”) of SunPower Corporation (the “Company”) accepted the resignation of Peter Faricy, the Company’s Chief Executive Officer and principal executive officer, effective as of February 26, 2024. In connection with resignation from his employment, Mr. Faricy also resigned from his position as a member of the Board. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

The Company determined that Mr. Faricy’s resignation from employment was a resignation for “good reason” pursuant to the Employment Agreement, dated as of March 20, 2021 (the “Employment Agreement”), by and between the Company and Mr. Faricy. Accordingly, Mr. Faricy will receive the severance benefits set forth in the Employment Agreement as further set forth in his Separation Agreement and Release, dated as of February 26, 2024 (the “Separation Agreement”), by and between the Company and Mr. Faricy, subject to his satisfaction of the release conditions therein. The description of the Separation Agreement is qualified in its entirety by the terms of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Appointment of Thomas H. Werner as Principal Executive Officer

On February 26, 2024, the Board appointed Thomas H. Werner, the Company’s Executive Chairman, to serve as the Company’s principal executive officer.

The information required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K regarding Mr. Werner is set forth in the Company’s Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission on February 20, 2024 under “Item 5.02—Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” and is incorporated herein by reference. Mr. Werner has not entered into any other material plan, contract, arrangement, or amendment in connection with his appointment as the Company’s principal executive officer.

Departure of Nathalie Portes-Laville as Director

On February 26, 2024, Nathalie Portes-Laville notified the Company of her intent to resign as a member of the Board, effective immediately. Ms. Portes-Laville has served as a designee of Sol Holding, LLC, a Delaware limited liability company (“Sol Holding”), pursuant to the Amended and Restated Affiliation Agreement (as amended, the “Affiliation Agreement”), dated February 14, 2024, by and between the Company and Sol Holding. Ms. Portes-Laville’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Item 7.01	Regulation FD.

On February 27, 2024, the Company issued a press release announcing the matters described in Item 5.02 hereof. A copy of the press release is attached hereto and filed as Exhibit 99.1 and incorporated by reference herein.

The information under this Item 7.01 and Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Separation Agreement and Release, dated as of February 26, 2024, by and between SunPower Corporation and Peter Faricy
99.1	Press Release, dated February 27, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

February 27, 2024	By:	/S/ ELIZABETH EBY
	Name:	Elizabeth Eby
	Title:	Chief Financial Officer